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                                                                      EXHIBIT 23

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements on Form S-8 pertaining to the Quorum Health Group, Inc. Stock Option and Restricted Stock Purchase Plan (No. 33-38817), the Employee Stock Purchase Plan (No. 33-44474), the Directors Stock Option Plan (No. 33-46542), the Directors Stock Option Plan (33-89272), the Restated Stock Option Plan (No. 33-54868), the Restated Stock Option Plan (No. 33-73288), the Restated Stock Option Plan (No. 33-89274), the Non-qualified Employee Stock Purchase Plan (No. 333-384), the Restated Stock Option Plan (No. 333-24339), the 1997 Stock Option Plan
(No. 333-42619) and the Employee Stock Purchase Plan (No. 333-42649) of our report dated August 4, 2000, with respect to the consolidated financial statements and schedule of Quorum Health Group, Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended June 30, 2000.




                                    /s/ Ernst & Young LLP

Nashville, Tennessee
September 26, 2000